                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated December 17, 1997, accompanying the financial statements of Apcom, Inc. appearing in the Form 8-K/A filed October 26, 1998, which are incorporated by reference to said reports in the Registration Statement of Microdyne Corporation on Forms S-8 (File No. 333-44820, effective December 27, 1991; File No. 333-47709, effective May 6, 1992; File No. 333-89982, effective March 3, 1995; File No. 333-89980, effective April 26, 1995, and File No. 333-14121, effective October 15, 1996.) We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."








October 22, 1998                                   Rubino & McGeehin, Chartered
Bethesda, MD                                       Certified Public Accountants